UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52161 (Commission File Number)	264204714 (IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200 Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2012 (the “Closing”), Jammin Java Corp., a Nevada corporation (the “Company”, “we” and “us”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) entered into a Credit Agreement, which had an effective date of June 29, 2012 (the “Credit Agreement”).  Pursuant to the Credit Agreement, TCA agreed to loan us up to $2 million for working capital purposes, based on the amount of eligible accounts receivable we provide TCA the rights to in order to secure the repayment of the amounts borrowed under the Credit Agreement.  A total of $350,000 was funded by TCA in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”), the repayment of which is secured by a Security Agreement.  Pursuant to the Security Agreement, the repayment of the Revolving Note is secured by a security interest in substantially all of the Company’s assets in favor of TCA. The initial Revolving Note in the amount of $350,000 is due and payable along with interest thereon on July 18, 2013, and bears interest at the rate of 12% per annum, increasing to 18% per annum upon the occurrence of an event of default.

Additionally, upon the occurrence of an event of default under the Credit Agreement or the Revolving Note, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of our common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of our common stock during the five (5) trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of our outstanding common stock upon any conversion.

We have the right to prepay the Revolving Note, in whole or in part, provided, that we pay TCA an amount equal to the then outstanding amount of the Revolving Note plus 5% for repayments up until 180 days following the Closing and the then outstanding amount of the Revolving Note plus 2.5% for repayments subsequent to 180 days following the Closing.

We also agreed to pay TCA various fees during the term of the Credit Agreement, including a $1,500 asset monitoring fee (which increases as additional amounts are borrowed under the Credit Agreement) due each quarter that the Credit Agreement is outstanding, a transaction advisory fee of 4% of any amounts borrowed under the Line of Credit, and a collection fee equal to 0.875% for receivables outstanding and received by the Company within 30 days of the invoice date therefor, 1.625% for receivables outstanding and received by the Company between 31-60 days of the invoice date therefor, and 2.25% for receivables outstanding and received by the Company between 61-90 days of the invoice date therefor. We also paid TCA due diligence and document review fees of $25,000 in connection with the closing.  In total, we paid $52,575 in fees, expenses and closing costs in connection with the Closing and as such, netted $297,425 in connection with the Closing.

We also agreed to pay TCA a fee of $100,000, payable in shares of our common stock (initially equal to 588,235 shares of common stock)(the “Fee Facility Shares”).  The number of Fee Facility Shares are adjusted upon the earlier of (a) the date that all Fee Facility Shares are sold; or (b) 12 months after the Closing, such that the total value realized by TCA in connection with the sale of the Fee Facility Shares is equal to $100,000.  Additionally, in the event that TCA determines in its sole and absolute discretion, at any time that the Facility Fee Shares are not likely to be monetized for at least $100,000, TCA can request that we redeem the Fee Facility Shares then held by TCA for six (6) equal monthly payments totaling in aggregate $100,000 minus the total value received by TCA through the sale of such Fee Facility Shares.

During the term of the Credit Agreement, we are prohibited from incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA), making any new investments, creating any encumbrances on our assets, permitting a change in control of the Company, issuing any shares of common stock (other than as otherwise approved by TCA and/or in connection with the issuance of up to fifteen percent (15%) of the Company’s issued and outstanding common stock towards employee stock option plans or acquisitions ), affecting any transactions with affiliates of the Company or undertaking certain other actions as described in greater detail in the Credit Agreement, except in the usual course of business.

Additionally, on August 1, 2012, the Company entered into an Investment Agreement with Fairhills Capital Offshore, Ltd., a Cayman Islands company (“Fairhills” and the “Investment Agreement”).

The Investment Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Open Period (defined below), deliver a Put Notice to Fairhills which states the dollar amount of securities that the Company intends to sell to Fairhills on a date specified in the Put Notice (the “Put”). The Company will be entitled to Put to Fairhills (the “Put Amount”) the number of shares of common stock equal to a maximum of two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Put Notice. The purchase price per share to be paid by Fairhills for each Put Amount will be calculated at a twenty percent (20%) discount to the average of the three (3) lowest bid prices during the ten (10) trading days immediately prior to Fairhills’ receipt of the Put Notice. The “Open Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Investment Agreement. The Company has the right, pursuant to the terms of the Investment Agreement to Put up to $2 million of common stock to Fairhills.

There are put restrictions applied on days between the date the Put Notice is delivered and the closing date with respect to that particular Put.  During this time, the Company shall not be entitled to deliver another Put Notice.  In addition, Fairhills will not be obligated to purchase shares if Fairhills’ total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that Fairhills and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below).

In connection with the Investment Agreement, the Company and Fairhills entered into a Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within twenty-one (21) days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) calendar days after the date of the Registration Rights Agreement.  Fairhills has agreed to pay all costs and expenses associated with the Registration Rights Agreement.

In addition to the Investment Agreement, on August 1, 2012, the Company and Fairhills entered into a Securities Purchase Agreement, pursuant to which the Company agreed to sell and Fairhills agreed to purchase an aggregate of 625,000 shares of the Company’s common stock (the “SPA Shares”) for $75,000 (or $0.12 per share), in two closings of 312,500 shares each, with one closing occurring on the date the Securities Purchase Agreement was entered into and the second closing occurring on the date that the Company files an amended Registration Statement in response to SEC comments.  We also agreed to register the SPA Shares sold pursuant to the Securities Purchase Agreement.  Finally, we agreed to provide Fairhills price protection for the SPA Shares and to issue Fairhills additional shares of common stock of the Company on the earlier of the (a) the effectiveness of the Registration Statement; and (b) such time as the SPA Shares can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, such that the total value of the SPA Shares and any additional shares issuable on such date total $75,000 in value, based on a 20% discount to the then trading price of the Company’s common stock.

The foregoing summary description of the terms of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement may not contain all information that is of interest to the reader. The foregoing description of each of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement are qualified in its entirety by reference to the full text of the Credit Agreement, Revolving Note, Security Agreement, Investment Agreement, Registration Rights Agreement and Securities Purchase Agreement, respectively, which will be filed as exhibits to the Company’s next Form 10-Q filing.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Revolving Note was issued by the Company pursuant to the Credit Agreement in order to raise funds for operating capital.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and sale of the Revolving Note, the Fee Facility Shares and the SPA Shares, was not and will not be registered under the Securities Act of 1933, as amended.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing offers and sales did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were “accredited investors”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1*	Credit Agreement with TCA Global Credit Master Fund, LP
10.2*	Revolving Note ($350,000) with TCA Global Credit Master Fund, LP
10.3*	Security Agreement with TCA Global Credit Master Fund, LP
10.4*	Investment Agreement with Fairhills Capital Offshore, Ltd.
10.5*	Registration Rights Agreement with Fairhills Capital Offshore, Ltd.
10.6*	Securities Purchase Agreement with Fairhills Capital Offshore, Ltd.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: August 2, 2012	By:	/s/ Anh Tran
Anh Tran
President